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                                 Exhibit 10.52

                                Bridge Financing
                           Amendment Agreement No. 5

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                   BRIDGE FINANCING AMENDMENT AGREEMENT NO. 5


         This Bridge Financing Amendment Agreement No. 5 ("Amendment Agreement") is entered into as of April 14, 2003, by Lithium Technology Corporation ("LTC") and Arch Hill Capital N.V. ("Arch Hill") (LTC and Arch Hill collectively referred to herein as the "Parties").

                                    RECITALS


         WHEREAS, the Parties have executed a Bridge Financing Agreement dated December 31, 2001 as amended on March 20, 2002, May 30, 2002, July 29, 2002 and October 4, 2002 (the "Agreement"); and

         WHEREAS, the Parties have agreed to amend the repayment provisions of the Agreement and the promissory notes.

         NOW THEREFORE, in consideration of the mutual agreements contained herein, the Parties agree as follows:

         1.    Section 4 of the Agreement shall be amended as follows:

         "The entire principal balance and all other sums due and payable under any Promissory Note issued from July 29, 2002 to December 31, 2002 shall be applied against the purchase price of equity securities being sold by LTC in any equity financing after the date hereof. The entire principal balance and all other sums due and payable under any Promissory Note issued on or after January 1, 2003 shall be payable upon twelve months written demand by Arch Hill. Notwithstanding the foregoing, at the option of Arch Hill, the principal balance and all other sums due and payable under any Note issued on or after January 1, 2003 may be applied against the purchase price of equity securities being sold by LTC in any equity financing after the date hereof."

         2. Section 1 of each Note issued from July 29, 2002 to December 31, 2002 shall read as follows:

         "The principal balance and all other sums due and payable under this Note shall be applied against the purchase price of equity securities being sold by LTC in any equity financing after the date hereof."

         3. Section 1 of each Note issued on or after January 1, 2003 shall read as follows:

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         "The principal balance and all other sums due and payable under this
         Note shall be repaid on the date specified in a notice for repayment from Arch Hill given in writing at least twelve months in advance of the repayment date. Notwithstanding the foregoing, at the option of Arch Hill, the principal balance and all other sums due and payable under this Note may be applied against the purchase price of equity securities being sold by LTC in any equity financing after the date hereof. The unpaid portion of the principal amount of this Note shall accrue interest per annum at 6% from the date of this Note until the payment in full of the principal amount of this of this Note and accrued interest."

         4. All other terms of the Notes shall remain the same and shall continue to have the same force and effect as originally written.

         5. Upon the satisfaction of the Notes on the terms set forth herein the Agreement shall terminate and the parties will have no further obligations thereunder except with respect to the Registration Rights set forth in Section 7 which shall survive the termination of the Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Amendment Agreement as of the date first above written.

                                        LITHIUM TECHNOLOGY
                                         CORPORATION


                                        By: /s/ David J. Cade
                                            ------------------------------------
                                            David J. Cade
                                            Chairman and Chief Executive Officer


                                        ARCH HILL CAPITAL N.V.


                                        By: /s/ H.H. Van Andel
                                            ------------------------------------
                                            H.H. Van Andel
                                            Executive Officer

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